Exhibit 99.5

FOR IMMEDIATE RELEASE

Motos America to Acquire Three Motorcycle Dealerships in Florida

SALT LAKE CITY, Utah (April 15, 2022) Motos America Inc., a publicly-traded motorcycle dealership group, has entered into a letter of intent to acquire three Florida motorcycle dealerships.

Motos America Inc. intends to purchase Motorcycles of Orlando, Motorcycles of Tampa and Motorcycles of Daytona, retailers of BMW, Triumph and Ducati motorcycles.

“We are proud to be adding these great dealerships to our network,” said Vance Harrison, CEO of the Company. “This aligns perfectly with our stated mission of acquiring powersports dealerships selling European luxury motorcycle brands across the United States.”

Motos America has offered $5 million in cash and securities for the dealerships, in addition to the cost value of inventory of accessories, parts and new and used motorcycle inventory at the dealerships. As part of the deal the Company will also obtain all intellectual property and intangible assets of the dealerships that the Company believes is needed for its future business, including trademarks, websites and URLs, trade names and DBAs, customer information and data.

In this quarter, the Company has completed the acquisition of Bloodworth Motorsports in Nashville TN, as well as 3 dealerships in Oregon, BMW Motorcycles of Portland, BMW Motorcycles of Eugene and Triumph Portland. The Company has also added key management team members, including Kris Odwarka, a 29-year veteran in European motorcycle and automotive manufacturing, as its new President.

“I’m pleased to have access to these three new retail points in central Florida. Florida, because of its weather, is counter-cyclical to our northern-climate dealerships, and will help even out the sales revenues of the Company across all four quarters of the calendar year” said Odwarka.

Motos America Inc.’s dealership purchases are part of its continued growth. The Company believes that motorcycle dealership consolidation will result in the same benefits of scale seen in automotive dealer consolidations.

Since November, Motos America Inc. has raised approximately $5,000,000 in equity and convertible debt from private investors.

About Motos America

Motos America Inc. (WECT-OTCBB) is a premium European motorcycle dealership consolidation company. In Nov. 2021, the company changed its name from “Weconnect Tech International, Inc.” to “Motos America Inc.” When it changed its name, the company adopted a new business model. Motos America purchases and operates powersports dealerships, with an emphasis on European luxury motorcycle brands, including BMW Motorcycles, Triumph Motorcycles and Ducati Motorcycles. The company believes the motorcycle dealership industry is primed for consolidation, similar to what has occurred in the automotive industry. Motos America believes that consolidation in this niche will bring about the same advantages of scale associated with automotive dealer group consolidations. Namely, better operating results driven by professional management, branding and marketing opportunities, and volume purchasing.

For more information, please contact:

Motos America Inc.
Cal Jones, Investor Relations
510 So. 200 West #110
Salt Lake City, UT 84101
cal@motosamerica.com

(801) 386-3700
(801) 403-8609 – Cell

This Press Release contains forward-looking statements within the meaning Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

###